Exhibit 32

TIME AMERICA, INC. AND SUBSIDIARY

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Time America, Inc. (the “Company”) for the quarter ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas S. Bednarik, President and Chief Executive Officer of the Company, and Craig J. Smith, Vice President - Finance and Administration and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Thomas S. Bednarik
Thomas S. Bednarik
President and Chief Executive Officer
February 14, 2005

By:	/s/ Craig J. Smith
Craig J. Smith
Vice President - Finance and Administration and Chief Financial Officer
February 14, 2005